Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 23, 2024

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as special counsel to Capital One Financial Corporation, a Delaware corporation (“Capital One”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to (i) 261,934,400 shares (the “Common Shares”) of common stock, par value $0.01 per share, of Capital One; (ii) 5,700 shares (the “Series O Preferred Shares”) of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, par value $0.01 per share, of Capital One (the “Series O Preferred Stock”); (iii) 5,000 shares (together with the Series O Preferred Shares, the “Preferred Shares”) of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, par value $0.01 per share, of Capital One (the “Series P Preferred Stock” and together with the Series O Preferred Stock, the “Preferred Stock”); (iv) 570,000 depositary shares (evidenced by depositary receipts) each representing a 1/100th interest in a share of Series O Preferred Stock (the “Series O Depositary Shares”) and (v) 500,000 depositary shares (evidenced by depositary receipts) each representing a 1/100th interest in a share of Series P Preferred Stock (together with the Series O Depositary Shares, the “Depositary Shares”), in each case to be issued in connection with the mergers contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 19, 2024, by and among Discover Financial Services, a Delaware corporation (“Discover”), Capital One and Vega Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into Discover (the “First Merger”), with Discover as the surviving corporation and, immediately following the First Merger, Discover will merge with and into Capital One (together with the First Merger, the “Mergers”), with Capital One as the surviving entity.

In connection with the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, agreements, certificates, and other instruments and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Restated Certificate of Incorporation of Capital One; (iv) the Amended and Restated Bylaws of Capital One; (v) the form of Certificate of Designations with respect to the Series O Preferred Stock that is proposed to be adopted in connection with the Mergers (the “Series O Certificate of Designations”) and the form of Certificate of Designations with respect to the Series P Preferred Stock that is proposed to be adopted in connection with the Mergers (together with the Series O Certificate of Designations, the “Certificates of Designations”); (vi) the Deposit Agreement, dated as of October 31, 2017, among Discover, Computershare Inc., Computershare Trust Company, N.A., acting jointly with Computershare Inc. as depositary, and the holders from time to time of the depositary receipts described therein (the “Series C Deposit Agreement”), and form of depositary receipt described therein and (vii) the Deposit Agreement, dated as of June 22, 2020, among Discover, Computershare Inc., and Computershare Trust Company, N.A., acting jointly with

December 23, 2024

Computershare Inc. as depositary, and the holders from time to time of the depositary receipts described therein (together with the Series C Deposit Agreement, the “Deposit Agreements”), and form of depositary receipt described therein, which collectively we refer to herein as the “Transaction Documents.” We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents. We have also assumed the valid authorization, execution and delivery of each of the Transaction Documents by each party thereto (other than Capital One), and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority to perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and binding obligation of all such other parties, enforceable against them in accordance with its terms.

We have not considered, and we express no opinion as to, any law other than the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Common Shares to be issued by Capital One pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Common Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Common Shares will be validly issued, fully paid and nonassessable; (ii) when the Certificates of Designations substantially in the forms filed as exhibits to the Registration Statement have been duly filed with the Delaware Secretary of State and become effective in accordance with the Delaware General Corporation Law, the Registration Statement has been declared effective by order of the Commission and the Preferred Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Preferred Shares will be validly issued, fully paid and nonassessable and (iii) when the Deposit Agreements have been duly assumed by Capital One pursuant to the Merger Agreement, the Preferred Shares represented by the Depositary Shares have been issued as contemplated by the Registration Statement and have been received by the depositary upon conversion of the applicable series of preferred stock, $0.01 par value, of Discover into the applicable series of Preferred Stock, and the depositary receipts evidencing the Depositary Shares have been issued in accordance with the applicable Deposit Agreements and have become the issued Depositary Shares of Capital One as contemplated by the Registration Statement, the Depositary Shares will constitute valid and legally binding obligations of Capital One and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.

December 23, 2024

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Transaction Documents or in any other agreement.

We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In addition, we consent to references to us under the heading “Legal Matters” in the joint proxy statement/prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz